UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

On June 9, 2023, we engaged Maxim Group LLC (“Maxim Group”; https://www.maximgrp.com/), a leading global middle market investment bank, to provide general financial advisory and investment banking services to us, including but not limited to the following (collectively referred to as the “Advisory Services”):

(a) assist management of the Company and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and capital requirements;

(b) advise the Company on matters relating to its capitalization;

(c) assist management of the Company with the preparation of the Company’s marketing materials and investor presentations;

(d) assist the Company in broadening its shareholder base including non-deal road show activity;

(e) assist the Company with strategic introductions;

(f) work closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. This will include assisting the Company in determining key business actions, including assistance with strategic partnership discussions and review of financing requirements, intended to help enhance shareholder value and exposure to the investment community;

(g) advise the Company on potential financing alternatives, including facilitation and negotiation of any financial or structural aspects of such alternatives;

(h) advise the Company with respect to potential reverse-merger or SPAC combinations and the appropriate timing therewith;

(i) advise the Company with respect to any materials to be used in connection with any SPAC introduction process;

(j) advise the Company with respect to any data room to be used in connection with any SPAC introductions;

(k) assist the Company with respect to a SPAC introduction process; and

(l) provide such other financial advisory and investment banking services upon which the parties may mutually agree.

It is expressly understood and agreed that Maxim shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services and therefore may not perform all of the tasks enumerated above during the term of the Agreement. Moreover, it is further understood that Maxim need not perform each of the above-referenced tasks in order to receive the fees under the Agreement. It is further understood that Maxim’s tasks may not be limited to those enumerated as above.

Retainer / Fees:

We issued Maxim Group 250,000 Series B Preferred shares, convertible into 250,000,000 common shares, and will pay or accrue a $5,000 monthly cash retainer as part of the Agreement, exclusive of any success fees for financing or merger and acquisition (“M&A”) transactions consummated in whole or in part as a result of the Agreement between us and Maxim Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: June 12, 2023	By:	/s/ Vikram Grover